Exhibit 99.1

April 7, 2021

Code Chain New Continent Limited

No 119 South Zhaojuesi Road
2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

Board of Directors,

Please accept my resignation as a director and co-chairman of the Board at Code Chain New Continent Limited, effective from April 7, 2021. The resignation is not the result of any disagreement with any of board members of the Company. It is also my intention to remain as the Co-CEO of the Company.

Sincerely,

/s/ Yimin Jin
Yimin Jin